Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:     Ingo Bank, Senior Vice President and Chief Financial Officer
Investor Relations: IR@PAREXEL.com or +1-781-434-4118

PAREXEL INTERNATIONAL REPORTS FOURTH QUARTER AND FISCAL YEAR 2015 RESULTS; CONFIRMS PREVIOUS REVENUE AND ADJUSTED EPS GUIDANCE FOR FISCAL YEAR 2016

Fourth Quarter Fiscal Year 2015 Results (compared to Fourth Quarter Fiscal Year 2014)

•	Adjusted earnings per share of $0.79, up 21.5%; GAAP diluted earnings per share of $0.61

•	Gross new business wins of $818 million, up 11%; net book-to-bill of 1.19; backlog at $5.3 billion

•	Service revenue of $523 million, up 2.4%; constant currency revenue growth of 5.4%

•	SG&A as a percent of service revenue decreased by 470 basis points

•	Restructuring charge of $20 million in fourth quarter 2015 related to Margin Acceleration Program

•	Adjusted operating margin of 10.8%; GAAP operating margin of 7.5%

Fiscal Year 2015 Results (compared to Fiscal Year 2014)

•	Adjusted earnings per share of $2.79, up 28.6%; GAAP diluted earnings per share of $2.65

•	Gross new business wins of $3.35 billion; net book-to-bill of 1.23; backlog up 6.5%

•	Service revenue of $2.0 billion, up 4%; constant currency revenue growth of 5.9%

•	Adjusted operating margin of 10.7%, up 40 basis points; GAAP operating margin of 9.9%

BOSTON, MA, August 5, 2015 - PAREXEL International Corporation (NASDAQ: PRXL) today reported financial results for the fourth quarter and Fiscal Year 2015, which ended on June 30, 2015.

In commenting on PAREXEL’s results for the quarter and Fiscal Year, Mr. Josef H. von Rickenbach, Chairman and Chief Executive Officer, stated, “PAREXEL delivered double-digit adjusted EPS growth and achieved solid new business wins in the fourth quarter. Clinical Research Services (CRS) continued to make progress in line with our expectations, and the integration of QSI, which we acquired in the quarter, is on track. On the back of solid momentum in biopharmaceutical R&D, we finished the fourth quarter with a strong backlog and business development pipeline.”

Mr. von Rickenbach continued, “We are committed to building on this positive momentum in the industry in Fiscal Year 2016, and we believe we have laid the foundation for strong performance. PAREXEL has the expertise and broad range of services to address the increased complexity of drug development and client requirements. Successful implementation of our Margin Acceleration Program will enable us to execute more profitably. In addition, we expect CRS to enter a more favorable operating cycle as more projects move out of the start-up stage. We believe this paves the way for stronger backlog conversion as the Fiscal Year unfolds. Leveraging these positive dynamics, we expect to deliver accelerated profitable growth, especially in the second half of the Fiscal Year.”

Fourth Quarter Fiscal Year 2015 Results
For the three months ended June 30, 2015 PAREXEL’s service revenue increased 2.4% to $523.0 million, compared with $510.6 million in the prior-year period. The negative impact from foreign currency exchange rate movements on revenue in the quarter was $15.2 million. The acquisition of Quantum Solutions India (QSI), a leading provider of specialized pharmacovigilance services, closed in April 2015 and contributed $6.0 million to revenue in the fourth quarter. On a comparable basis, revenue growth was 4.2% year-over-year. A restructuring charge of $20.0 million was recorded in the fourth quarter related to PAREXEL’s ongoing Margin Acceleration Program. Operating income as reported under Generally Accepted Accounting Principles (GAAP) totaled $39.3 million, or 7.5% of service revenue, in the fourth quarter of Fiscal Year 2015, as compared with $58.8 million, or 11.5% of service revenue, in the comparable quarter of the prior year. GAAP net income for the quarter totaled $34.2 million, or $0.61 per diluted share, compared with GAAP net income of $40.1 million, or $0.70 per diluted share, for the quarter ended June 30, 2014. GAAP diluted earnings per share declined 12.9% year-over-year.

The financial results of the June quarter in the current and prior-year period each included items outside of the Company’s normal operations, as detailed in the financial tables within this press release. Adjusted operating income in the fourth quarter of Fiscal Year 2015 was $56.5 million, or 10.8% of service revenue. Adjusted operating income in the fourth quarter of Fiscal Year 2014 was $57.2 million, or 11.2% of service revenue. Adjusted net income was $44.3 million, or $0.79 per diluted share, in the quarter ended June 30, 2015, and was $37.5 million, or $0.65 per diluted share, in the quarter ended June 30, 2014. Adjusted earnings per share grew 21.5% year-over-year.

On a segment basis, service revenue for the fourth quarter of Fiscal Year 2015 was $403.3 million in CRS, $53.5 million in PAREXEL Consulting (PC), and $66.2 million in PAREXEL Informatics (PI).

Fiscal Year 2015 Results
On a GAAP basis for the full Fiscal Year ended June 30, 2015, service revenue was $2.016 billion versus $1.939 billion in the prior year, a year-over-year increase of 4%. Excluding the negative impact from foreign currency exchange rate movements of approximately $37.0 million in Fiscal Year 2015, and $6.0 million of revenue from the QSI acquisition, revenue growth was 5.5% year-over-year. After recording a net restructuring charge of $19.8 million in Fiscal Year 2015, GAAP operating income was $199.9 million, or 9.9% of service revenue, compared with GAAP Fiscal Year 2014 operating income of $199.5 million, or 10.3% of service revenue. Net income on a GAAP basis for Fiscal Year 2015 was $147.8 million, or $2.65 per diluted share, compared with GAAP net income of $129.1 million, or $2.25 per diluted share, in Fiscal Year 2014. On a GAAP basis, net income in the current year increased 14.5%, and earnings per diluted share increased 17.8% year-over-year.

The financial results of the Fiscal Year in the current and prior year period each included items outside of the Company’s normal operations, as detailed in the financial tables within this press release. Adjusted operating income was $216.4 million, or 10.7% of service revenue in Fiscal Year 2015, compared with adjusted operating income of $200.1 million, or 10.3% of service revenue, in Fiscal Year 2014. On this basis, adjusted operating income in Fiscal Year 2015 increased 8.1% year-over-year. Adjusted net income in Fiscal Year 2015 was $155.9 million, or $2.79 per diluted share, compared with adjusted net income of $124.8 million, or $2.17 per diluted share, in Fiscal Year 2014. Adjusted net income in the current fiscal year increased 24.9% and adjusted earnings per diluted share increased 28.6% year-over-year.

On a segment basis, service revenue for Fiscal Year 2015 was $1.535 billion in CRS, $216.0 million in PC, and $264.7 million in PI.

New Business and Backlog
Backlog at the end of June 2015 was $5.3 billion, an increase of 6.5% year-over-year. The reported backlog included gross new business wins in the fourth quarter of $817.5 million, cancellations of $193.1 million, and a positive impact from foreign currency exchange rates of $26.5 million. The net book-to-bill ratio was 1.19 in the quarter.

Forward-looking Guidance
The Company issued forward-looking guidance for the first quarter of Fiscal Year 2016 (ending September 30, 2015) and confirmed its prior revenue and EPS guidance for Fiscal Year 2016 as detailed in the chart below. The guidance takes into account a number of factors, including recent foreign currency exchange rates, tax rates, and the Company’s updated overall outlook.

The Company’s guidance is:

	Guidance Issued 8/05/15	Guidance Issued 6/23/15
Q1 FY 2016 Revenue	$505 - $515 million	N/A
Q1 FY 2016 GAAP EPS	$0.40 - $0.46	N/A
Q1 FY 2016 non-GAAP EPS*	$0.59 - $0.65	N/A

FY 2016 Revenue	$2.160 - $2.210 billion	$2.160 - $2.210 billion
FY 2016 GAAP EPS	$2.79 - $3.15	$2.97 - $3.33
FY 2016 non-GAAP EPS*	$3.02 - $3.38	$3.02 - 3.38

*Adjusted diluted EPS guidance for FY 2016 excludes anticipated charges related to the Company’s on-going restructuring program, known as the Margin Acceleration Program, as detailed in a table contained within this release.

Additional Information
In addition to the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.

A conference call to discuss PAREXEL’s Fourth Quarter and Fiscal Year 2015 earnings, business, and financial outlook will begin at 10:00 a.m. ET on Thursday, August 6, 2015 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “IR Calendar” portion of the main page of the Investors section of the Company’s website at www.PAREXEL.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1 (408) 940-3886 and ask to join the PAREXEL International Fourth Quarter and Fiscal Year 2015 earnings conference call.

A presentation of Fourth Quarter and Fiscal Year 2015 results, as well as certain trended financial information, may be found on the home page of the Investors portion of the Company’s website in a document titled “Q4 Financial Results and Trended Information”.

About PAREXEL International

PAREXEL International Corporation is a leading global biopharmaceutical services organization, providing a broad range of expertise-based contract research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. PAREXEL Informatics provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL has offices in 80 locations in 51 countries around the world, and had approximately 18,660 employees in the fourth quarter. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL and PAREXEL Informatics are trademarks or registered trademarks of PAREXEL International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from restructurings, including expense savings from the $30 - $45 million restructuring charge disclosed in the press release dated June 23, 2015; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the acquisitions of ClinIntel Limited and Quantum Solutions India, or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of foreign currency exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 as filed with the Securities and Exchange Commission on May 1, 2015, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(Unaudited)

	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Service revenue	$522,983	$510,595	$2,015,981	$1,939,360
Reimbursement revenue	82,142	74,529	314,293	326,982
Total revenue	605,125	585,124	2,330,274	2,266,342
Costs and expenses:
Direct costs	360,059	328,328	1,344,153	1,279,178
Reimbursable out-of-pocket expenses	82,142	74,529	314,293	326,982
Selling, general and administrative	80,892	102,758	367,192	379,800
Depreciation	17,677	17,528	69,321	66,376
Amortization	5,086	3,569	15,618	14,952
Restructuring charge (benefit)	20,010	(370)	19,845	(444)
Total costs and expenses	565,866	526,342	2,130,422	2,066,844
Income from operations	39,259	58,782	199,852	199,498
Other (expense) income, net	(1,824)	(2,601)	378	(11,637)
Income before income taxes	37,435	56,181	200,230	187,861
Provision for income taxes	3,257	16,109	52,409	58,767
Effective tax rate	8.7%	28.7%	26.2%	31.3%
Net income	$34,178	$40,072	$147,821	$129,094

Earnings per common share:
Basic	$0.62	$0.71	$2.69	$2.28
Diluted	$0.61	$0.70	$2.65	$2.25
Shares used in computing earnings per common share:
Basic	55,172	56,534	54,915	56,504
Diluted	56,046	57,450	55,838	57,477

Balance Sheet Information	Preliminary
(in thousands)	June 30, 2015	June 30, 2014
Billed accounts receivable, net	$460,561	$497,108
Unbilled accounts receivable, net	262,200	225,514
Deferred revenue	(413,962)	(466,964)
Net receivables	$308,799	$255,658

Cash and marketable securities	$207,404	$283,812
Working capital	$355,696	$350,900
Total assets	$1,853,914	$1,834,000
Short-term borrowings	$8,915	$12,501
Long-term debt	$348,164	$337,500
Stockholders' equity	$667,309	$577,681

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in thousands, except per share data)	Three Months Ended				Three Months Ended
	June 30, 2015				June 30, 2014
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative	$80,892	$2,819	(a)	$83,711	$102,758	$1,190	(a)	$103,948
Restructuring charge (benefit)	$20,010	$(20,010)	(b)	$—	$(370)	$370	(d)	$—
Income from operations	$39,259	$17,191		$56,450	$58,782	$(1,560)		$57,222
Other expense, net	$(1,824)	$—		$(1,824)	$(2,601)	$—		$(2,601)
Income before income taxes	$37,435	$17,191		$54,626	$56,181	$(1,560)		$54,621
Provision for income taxes	$3,257	$7,081	(c)	$10,338	$16,109	$1,022	(e)	$17,131
Net income	$34,178	$10,110		$44,288	$40,072	$(2,582)		$37,490
Diluted earnings per common share	$0.61	$0.18		$0.79	$0.70	$(0.05)		$0.65
Effective tax rate	8.7%			18.9%	28.7%			31.4%

(a) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(b) Severance costs related to the Margin Acceleration Program
(c) Tax effect on non-GAAP adjustments, and a $1.7 million adjustment due to reserve release
(d) Decrease in facility-related charges associated with restructuring plans
(e) Tax effect on non-GAAP adjustments, and a $1.3 million adjustment due to reserve release

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in thousands, except per share data)	Twelve Months Ended				Twelve Months Ended
	June 30, 2015				June 30, 2014
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative	$367,192	$3,303	(a)	$370,495	$379,800	$(1,046)	(a)	$378,754
Restructuring charge (benefit)	$19,845	$(19,845)	(b)	$—	$(444)	$444	(e)	$—
Income from operations	$199,852	$16,542		$216,394	$199,498	$602		$200,100
Other income (expense), net	$378	$137	(c)	$515	$(11,637)	$(196)	(f)	$(11,833)
Income before income taxes	$200,230	$16,679		$216,909	$187,861	$406		$188,267
Provision for income taxes	$52,409	$8,638	(d)	$61,047	$58,767	$4,707	(g)	$63,474
Net income	$147,821	$8,041		$155,862	$129,094	$(4,301)		$124,793
Diluted earnings per common share	$2.65	$0.14		$2.79	$2.25	$(0.08)		$2.17
Effective tax rate	26.2%			28.1%	31.3%			33.7%

(a) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(b) Restructuring charges include $20 million in severance costs related to the Margin Acceleration Program
(c) Accelerated amortization of deferred financing fees related to credit facility modification
(d) Tax effect on non-GAAP adjustments, and a $1.7 million adjustment due to reserve release
(e) Decrease in facility-related charges associated with restructuring plans
(f) Recovery from bankruptcy settlement on previously impaired investment
(g) Tax effect on non-GAAP adjustments, and a $4.3 million adjustment due to reserve release

PAREXEL International Corporation
Segment Information
(Unaudited)

	Three Months Ended	Three Months Ended
(in thousands)	June 30, 2015	June 30, 2014
Clinical Research Services (CRS)
Service revenue	$403,365	$385,604
% of total service revenue	77.1%	75.5%
Gross profit	$109,037	$124,198
Gross margin % of service revenue	27.0%	32.2%

PAREXEL Consulting Services (PC)
Service revenue	$53,459	$58,319	(a)
% of total service revenue	10.2%	11.4%
Gross profit	$23,020	$26,160	(a)
Gross margin % of service revenue	43.1%	44.9%

PAREXEL Informatics (PI)
Service revenue	$66,159	$66,672	(a)
% of total service revenue	12.7%	13.1%
Gross profit	$30,867	$31,909	(a)
Gross margin % of service revenue	46.7%	47.9%

Total service revenue	$522,983	$510,595
Total gross profit	$162,924	$182,267
Gross margin % of service revenue	31.2%	35.7%

Quarterly Supplemental Financial Data
Service revenue	$522,983	$510,595
Reimbursement revenue	82,142	74,529
Investigator fees	111,913	133,206
Gross revenue	$717,038	$718,330

Days sales outstanding	39	32

Capital expenditures	$34,560	$22,855

(a) Effective July 1, 2014, the operating results of PAREXEL Regulatory Outsourcing Services are included in the PC segment. This service line offering was previously reported within the PI segment. For the three months ended June 30, 2015 and 2014, we disclosed the reportable segment on this basis and the prior period was retroactively restated to reflect this presentation change.

PAREXEL International Corporation
Segment Information
(Unaudited)

	Twelve Months Ended	Twelve Months Ended
(in thousands)	June 30, 2015	June 30, 2014
Clinical Research Services (CRS)
Service revenue	$1,535,359	$1,455,279
% of total service revenue	76.2%	75.0%
Gross profit	$449,613	$445,210
Gross margin % of service revenue	29.3%	30.6%

PAREXEL Consulting Services (PC)
Service revenue	$215,954	$229,842	(a)
% of total service revenue	10.7%	11.9%
Gross profit	$94,755	$96,220	(a)
Gross margin % of service revenue	43.9%	41.9%

PAREXEL Informatics (PI)
Service revenue	$264,668	$254,239	(a)
% of total service revenue	13.1%	13.1%
Gross profit	$127,460	$118,752	(a)
Gross margin % of service revenue	48.2%	46.7%

Total service revenue	$2,015,981	$1,939,360
Total gross profit	$671,828	$660,182
Gross margin % of service revenue	33.3%	34.0%

(a) Effective July 1, 2014, the operating results of PAREXEL Regulatory Outsourcing Services are included in the PC segment. This service line offering was previously reported within the PI segment. For the twelve months ended June 30, 2015 and 2014, we disclosed the reportable segment on this basis and the prior period was retroactively restated to reflect this presentation change.

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in thousands, except per share data)	Guidance for the Three Months Ended				Guidance for the Twelve Months Ended
	September 30, 2015				June 30, 2016
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative		$—				$—
Restructuring expense		$16,000	(a)			$20,000	(a)
Income from operations		$16,000				$20,000
Other income (expense), net		$—				$—
Income before income taxes		$16,000				$20,000
Provision for income taxes		$5,440	(b)			$6,800	(b)
Net income		$10,560				$13,200
Diluted earnings per common share	$0.40-$0.46	$0.19		$0.59-$0.65	$2.79-$3.15	$0.23		$3.02-$3.38

(a) Charges related to the Margin Acceleration Program
(b) Tax effect on non-GAAP adjustments